EXHIBIT 5.1


              OPINION OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP


March 8, 2000

Valence Technology, Inc.
301 Conestoga Way
Henderson, NV  89015

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Valence Technology, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended, (the "Act"), 43,750 shares of common stock (the "Shares") of the Company to be issued upon exercise of outstanding Warrants (the "Warrants").

     We are of the opinion that the Shares have been duly authorized and upon issuance pursuant to the terms of the Warrants, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


     Respectfully submitted,

     /S/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP

     Troop Steuber Pasich Reddick & Tobey, LLP


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